EXHIBIT 16.1
                                                                    ------------





January 15, 2009


Securities and Exchange Commission
Washington, DC 20549



Commissioners:

We have read Signature Eyewear Inc.'s statements included under Item 4.01 of its Form 8-K filed on January 15, 2009, and we agree with such statements concerning our firm.






/S/ GROBSTEIN HORWATH & COMPANY LLP